UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, consistent with our performance review policy with respect to incentive bonuses described in the section captioned “Executive Compensation - Compensation Discussion and Analysis - Variable Cash Compensation - Incentive Bonuses” of our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2009, the compensation committee of our board of directors approved 2009 performance bonuses for our senior officers. The compensation committee also approved 2010 base salaries for, and option grants to, each of our senior officers.

Name	Title	2009 Incentive Bonus	2010 Base Salary	Option Grant (in shares)
Dr. Robert Kirkman	President and Chief Executive Officer	$131,250	$386,250	200,000
Mr. Gary Christianson	Chief Operating Officer	70,000	275,000	100,000
Dr. Diana Hausman	Vice President of Clinical Development	29,000	298,700	50,000
Dr. Scott Peterson	Vice President of Research and Development	18,229	180,250	50,000
Mr. Shashi Karan	Corporate Controller and Corporate Secretary	29,700	175,000	50,000

The options granted to each of the officers have an exercise price equal to $4.71, the closing price of our common stock on The NASDAQ Global Market on December 3, 2009.  One fourth of the shares underlying each option will vest on each anniversary of the date of grant, such that the shares underlying each option will be fully vested on the fourth anniversary of the date of grant.

Dr. Kirkman, Mr. Christianson, Dr. Hausman, Dr. Peterson and Mr. Karan are eligible to receive in 2010 incentive bonuses under our performance review policy of up to 50%, 35%, 30%, 25% and 20%, respectively, of their base salary. The 2010 performance goals for our senior officers are expected to be related to various corporate objectives, including objectives related to our financial condition, development of our product candidates and certain business development activities (although the weighting for such performance goals will differ between such senior officers).

The compensation committee also approved and we entered into amendments to the offer letters with each of our senior officers. Pursuant to the amendment to his offer letter, if Dr. Kirkman remains employed by us at the time of a “change in control” of our company, he will be entitled to, among other things, a lump sum payment of two year’s base salary and an incentive bonus under our performance review policy (assuming all performance goals would have been met), less, in each case, required withholding.  Pursuant to the terms of the amendment to the other senior officers’ offer letters, if an officer remains employed by us at the time of a “change in control” of our company, he or she will be entitled to a lump sum payment of one year’s base salary and an incentive bonus under our performance review policy (assuming all performance goals would have been met), less, in each case, required withholding.  All other provisions of the offer letters with our senior officers remain in full force and effect.

For these purposes, a “change in control” shall be deemed to have occurred if (i) the board of directors passes a resolution to the effect that, for purposes of our Amended and Restated Share Option Plan, a change in control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, twenty five (25%) percent or more of our outstanding voting securities or the voting securities of any successor of ours in any manner, including without limitation as a result of a takeover bid or an amalgamation of us with any other corporation or any other business combination or reorganization.

The foregoing summaries of the amendments to our officers’ offer letters are qualified in their entirety by their terms, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Robert Kirkman Offer Letter dated December 3, 2009.
10.2	Amendment to Gary Christianson Offer Letter dated December 3, 2009.
10.3	Amendment to Diana Hausman Offer Letter dated December 3, 2009.
10.4	Amendment to Scott Peterson Offer Letter dated December 3, 2009.
10.5	Amendment to Shashi Karan Offer Letter dated December 3, 2009.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President & Chief Executive Officer

Date: December 7, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Robert Kirkman Offer Letter dated December 3, 2009.
10.2	Amendment to Gary Christianson Offer Letter dated December 3, 2009.
10.3	Amendment to Diana Hausman Offer Letter dated December 3, 2009.
10.4	Amendment to Scott Peterson Offer Letter dated December 3, 2009.
10.5	Amendment to Shashi Karan Offer Letter dated December 3, 2009.